EXHIBIT 23.7

                Consent of Arthur Andersen LLP as accountants for
                       Security First Bank and Subsidiary

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1998 relating to the consolidated financial statements of Security First Bank and subsidiary for the year ended December 31, 1997, included in California Community Bancshares, Inc.'s previously filed Registration Statement File No. 333-87481.

                                                     Arthur Andersen LLP

Orange County, California
January 7, 2000

                                      -22-